Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Institutional Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$285,258,846	$0.025		10,743,849,051	$1.00
Class AD	$809,112	$0.024		36,662,575	$1.00
Class IN	$3,219,244	$0.024		136,332,372	$1.00
Class IS	$56,687,841	$0.023		2,689,307,878	$1.00
Class P	$798,570	$0.022		28,513,766	$1.00
Class RV	$36,471	$0.021		2,183,552	$1.00
Class RC	$529,126	$0.020		30,333,505	$1.00

Evergreen Institutional Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$126,661,128	$0.017		7,638,489,645	$1.00
Class AD	$1,192,342	$0.017		81,235,387	$1.00
Class IN	$3,575,408	$0.016		241,958,596	$1.00
Class IS	$10,594,922	$0.016		699,051,475	$1.00
Class P	$65,286	$0.014		3,196,664	$1.00




Evergreen Institutional Treasury Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$36,322,136	$0.023		987,670,128	$1.00
Class AD	$297,797	$0.023		75,285		$1.00
Class IN	$5,822,540	$0.022		228,714,199	$1.00
Class IS	$37,835,660	$0.022		958,420,555	$1.00
Class P	$1,307,071	$0.020		43,042,933	$1.00
Class RV	$651,052	$0.020		2,185,773	$1.00
Class RC	$333,120	$0.019		1,922,751	$1.00

Evergreen Institutional 100% Treasury Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$5,817,934	 $0.022		96,285,004	 $1.00
Class IS	$2,068,667	 $0.021		45,810,716	 $1.00

Evergreen Institutional U.S. Government Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$13,788,392	$0.023		587,874,154	$1.00
Class IN	$1,654,430	$0.023		6,750,149	$1.00
Class IS	$5,279,530	$0.022		297,551,549	$1.00
Class P	$3,181,473	$0.021		27,443,011	$1.00
Class RV	$13,160	$0.020		25,630	             $1.00

Evergreen Prime Cash Management Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$67,496,913	$0.025		4,861,385,286	$1.00
Class AD	$24,714	$0.024		604,231	$1.00
Class IN	$405,997	$0.024		18,744,043	$1.00
Class IS	$5,277,040	$0.023		263,665,612	$1.00
Class P	$283,406	$0.022		12,007,334	$1.00
Class RV	$44,650	$0.021		68,008		$1.00
Class RC	$467		$0.021		24,620		$1.00